As filed with the Securities and Exchange Commission on January 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FISKER INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-3100340
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1888 Rosecrans Avenue

Manhattan Beach, CA 90266

(Address of Principal Executive Offices)

2020 Equity Incentive Plan

2020 Employee Stock Purchase Plan

(Full Title of the Plans)

Henrik Fisker

Chief Executive Officer

1888 Rosecrans Avenue

Manhattan Beach, CA 90266

(Name and Address of Agent For Service)

(833) 434-7537

(Telephone Number, including area code, of agent for service)

Copies to:

Albert Vanderlaan, Esq.

Orrick, Herrington & Sutcliffe LLP

222 Berkeley St., Suite 2000

Boston, MA 02116

(617) 880-1800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Pric	Amount of Registration Fee
Class A common stock, $0.00001 par value per share	42,392,689(2)	$15.45(3)	$654,967,045.05(3)	$71,456.90(4)
Class A common stock, $0.00001 par value per share	3,213,034(5)	$15.45(3)	$49,641,375.30(3)	$5,415.87(4)
TOTAL	45,605,723	N/A	$704,608,420.35	$76,872.77

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.

(2)

Represents (i) 18,228,505 shares of Class A common stock subject to awards outstanding under the Registrant’s 2016 Stock Plan prior to being amended, restated and re-named into the 2020 Equity Incentive Plan (the “2020 Plan”), (ii) 309,450 shares of Class A common stock subject to awards outstanding under the 2020 Plan and (iii) 23,854,734 Class A common Stock available for issuance under the 2020 Plan and approved by the Company’s stockholders on October 28, 2020.

(3)

Estimated solely for the purposes of computing the amount of the registration fee under Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on December 29, 2020.

(4)

Calculated solely for the purposes of computing the amount of the registration fee under Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on December 29, 2020.

(5)	Represents 3,213,034 shares of Class A common stock available for issuance under the 2020 Employee Stock Purchase Plan and approved by the Company’s stockholders on October 28, 2020.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) of the Registrant includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of Class A common stock that may be deemed to be “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder that were issued to the selling securityholders identified in the Reoffer Prospectus (the “selling securityholders”). The shares of Class A common stock included in the Reoffer Prospectus were issued to the selling securityholders in respect of awards that were issued to the selling securityholders as employees or directors of Fisker Group Inc., a Delaware corporation (“Legacy Fisker”), prior to the business combination of the Registrant, Legacy Fisker and the Registrant (as described in the Reoffer Prospectus). The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Class A common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

Fisker Inc.

16,640,047 Shares of Class A common stock

This reoffer prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 16,640,047 shares of the Class A common stock, par value $0.00001 per share (the “Class A common stock”) of Fisker Inc. (unless otherwise indicated or the context otherwise requires, the “Company,” “Fisker,” “we,” “our” or “us”), a Delaware corporation. This prospectus covers 16,640,047 shares of Class A common stock issued to each Selling Securityholder under an option agreement between the Company and the Selling Securityholder. We are not offering any shares of Class A common stock and will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders pursuant to this prospectus. The Selling Securityholders are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Upon vesting of the shares offered hereby pursuant to the terms of the award agreements, and upon expiration of the lock-up agreements described herein, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A common stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Class A common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the shares for sale. The Selling Securityholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 9 for more information about how the Selling Securityholders may sell or dispose of the shares of Class A common stock covered by this prospectus.

The shares of Class A common stock that have been or will be issued pursuant to options granted to the Selling Securityholders and will be “restricted securities” under the Securities Act before their sale under this prospectus. This prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “FSR”. On December 31, 2020, the closing price of our Class A common stock was $14.65 per share.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors ” section on page 5 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 4, 2021.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and any accompanying prospectus supplement, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and any accompanying prospectus supplement and in any document incorporated by reference in this prospectus may include, for example, statements about:

•	our ability to maintain the listing of our Class A common stock on the NYSE following the Business Combination;

•

our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our to grow and manage growth profitably following the Business Combination;

•	our ability to enter into binding contracts with OEMs or tier-one suppliers in order to execute on our business plan;

•	our ability to execute our business model, including market acceptance of our planned products and services;

•	that we have identified a material weakness in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements;

•	our expansion plans and opportunities;

•	our expectations regarding future expenditures;

•	our ability to raise capital in the future;

•	our ability to attract and retain qualified employees and key personnel;

•	the possibility that we may be adversely affected by other economic, business or competitive factors;

•	changes in applicable laws or regulations;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	the possibility that COVID-19 may adversely affect the results of our operations, financial position and cash flows; and

•	other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond our control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, including the documents incorporated by reference herein. Potential investors should read the entire prospectus carefully, including the risks of purchasing our common stock discussed in “Risk Factors.”

The Company

We are building a technology-enabled, asset-light automotive business model that we believe will be among the first of its kind and aligned with the future state of the automotive industry. This involves a focus on vehicle development, customer experience, sales and service to change the personal mobility experience through technological innovation, ease of use and flexibility. We combine the legendary design and engineering expertise of Henrik Fisker – the visionary behind the iconic BMW Z8 sports car and the famed Aston Martin DB9 and V8 Vantage – to develop high quality electric vehicles with strong emotional appeal by engaging the consumer’s senses through the overall experience of Fisker vehicles. Central to our business model is the Fisker Flexible Platform Adaptive Design, a proprietary process that allows the development and design of a vehicle to be adapted to any given electric vehicle (“EV”) platform in the specific segment size. The process focuses on selecting industry leading vehicle specifications and adapting the design to crucial hard points on a third-party supplied EV platform and outsourced manufacturing to reduce development cost and time to market. We believe we are well-positioned through our global premium EV brand, our renowned design capabilities and sustainability focus.

Background

Spartan was originally known as Spartan Energy Acquisition Corp. On October 29, 2020, we consummated the Business Combination with Legacy Fisker pursuant to the Business Combination Agreement dated as of July 10, 2020 among us, Legacy Fisker and Merger Sub. In connection with the Closing of the Business Combination, we changed our name to Fisker Inc. Legacy Fisker was deemed to be the accounting acquirer in the Merger based on an analysis of the criteria outlined in Accounting Standards Codification 805. While we were the legal acquirer in the Merger, because Legacy Fisker was deemed the accounting acquirer, the historical financial statements of Legacy Fisker became the historical financial statements of the combined company, upon the consummation of the Merger.

Immediately prior to the effective time of the Merger (the “Effective Time”), each share of Legacy Fisker preferred stock (“Legacy Fisker Preferred Stock”) that was issued and outstanding was automatically converted into a share of Legacy Fisker Common Stock, par value $0.00001 per share (“Legacy Fisker Common Stock”), such that each converted share of Legacy Fisker Preferred Stock was no longer outstanding and ceased to exist, and each holder of Legacy Fisker Preferred Stock thereafter ceased to have any rights with respect to such securities.

Also immediately prior to the Effective Time, the outstanding principal and unpaid accrued interest due on Legacy Fisker’s outstanding convertible notes (“Legacy Fisker Convertible Notes”) immediately prior to the Effective Time were automatically converted into shares of Legacy Fisker Common Stock in accordance with the terms of such Legacy Fisker Convertible Notes, and such converted Legacy Fisker Convertible Notes were no longer outstanding and ceased to exist, and any liens securing obligations under the Legacy Fisker Convertible Notes were released.

At the Effective Time, (i) each share of Legacy Fisker Common Stock was converted into and exchanged for 2.7162 shares (the “Exchange Ratio”) of our Class A common stock and (ii) each share of Legacy Fisker Founders Stock was converted into and exchanged for 2.7162 shares of our Class B common stock.

At the Effective Time, all shares of Legacy Fisker Common Stock and Legacy Fisker Preferred Stock held in the treasury of Legacy Fisker were canceled without any conversion thereof and no payment or distribution was made with respect thereto.

At the Effective Time, each share of common stock, par value $0.00001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time was converted into and exchanged for one validly issued, fully paid and nonassessable share of Legacy Fisker Common Stock.

Each Legacy Fisker option that was outstanding immediately prior to the Effective Time, whether vested or unvested, was converted into an option to purchase a number of shares of Common Stock (such option, an “Exchanged Option”) equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (i) the number of shares of Legacy Fisker Common Stock subject to such Legacy Fisker option immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up or down to the nearest whole cent, with a fraction of $0.005 rounded up) equal to (A) the exercise price per share of such Legacy Fisker option immediately prior to the Effective Time, divided by (B) the Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Legacy Fisker option immediately prior to the Effective Time.

No certificates or scrip or shares representing fractional shares of Common Stock were issued upon the exchange of Legacy Fisker Common Stock. Any fractional shares were rounded up or down to the nearest whole share of Common Stock, with a fraction of 0.5 rounded up. No cash settlements were made with respect to fractional shares eliminated by such rounding.

Pursuant to our prior amended and restated certificate of incorporation, each share of Spartan’s Class B common stock, par value $0.0001 per share (the “Class B common stock”), converted into one share of Spartan’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), at the Closing. After the Closing and following the effectiveness of our second amended and restated certificate of incorporation (“Certificate of Incorporation”), (i) each share of Class A common stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of newly authorized Class A common stock, without any further action by us or any stockholder and (ii) each share of Class B common stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of newly authorized Class B common stock, without any further action by us or any stockholder.

On October 29, 2020, a number of purchasers (each, a “Subscriber”) purchased from the Company an aggregate of 50,000,000 shares of Class A common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $500 million, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into effective as of July 10, 2020. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of PIPE Shares was consummated concurrently with the Closing.

On October 14, 2020, Fisker and Spartan entered into a Cooperation Agreement with Magna International Inc. (“Magna”) setting forth certain terms for the development of a full electric vehicle (the “Cooperation Agreement”). Pursuant to the terms of the Cooperation Agreement, we issued warrants to purchase 19,474,454 shares of our Class A common stock at an exercise price of $0.01 per share to Magna on October 29, 2020.

Our Class A common stock and Public Warrants are currently listed on the NYSE under the symbols “FSR” and “FSR WS,” respectively.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Company’s initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this prospectus, of up to 16,640,047 shares of our Class A common stock, issued to each Selling Securityholder under an option agreement between the Company and the Selling Securityholder. Upon vesting of the shares offered hereby pursuant to the terms of the award agreements, and upon expiration of the lock-up agreements described herein, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A common stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Securityholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securityholders will be borne by them.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

Corporate Information

We were originally incorporated in the State of Delaware in October 13, 2017 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar Business Combination with one or more businesses. Spartan completed its IPO in August 2018. In October 2020, our wholly-owned subsidiary merged with and into Legacy Fisker, with Legacy Fisker surviving the merger as a wholly-owned subsidiary of Spartan. In connection with the Merger, we changed our name to Fisker Inc. Our principal executive offices are located at 1888 Rosecrans Avenue, Manhattan Beach, CA 90266. Our telephone number is (833) 434-7537. Our website address is www.fiskerinc.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part..

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Current Report on Form 8-K, initially filed with the Commission on October 4, 2020 (the “Closing 8-K”), and under “Risk Factors” in Item 1A of each subsequently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our Class A common stock. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Class A common stock offered hereby are being registered for the account of the Selling Securityholders named in this prospectus. All proceeds from the sales of the Class A common stock will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Class A common stock by the Selling Securityholders.

DESCRIPTION OF SECURITIES

The information set forth in the section titled “Description of Capital Stock” of the Closing 8-K is incorporated herein by reference.

SELLING SECURITYHOLDERS

The following table sets forth information with respect to the Selling Securityholders and the shares of our Class A common stock beneficially owned by the Selling Securityholders as of December 31, 2020 and the percentage of beneficial ownership is calculated based on 277,266,490 shares of Common Stock, comprised of 144,912,362 shares of Class A common stock and 132,354,128 shares of Class B common stock outstanding as of such date. The Selling Securityholders may offer all, some or none of the shares of Class A common stock covered by this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Class A common stock that will actually be held by the Selling Securityholders upon termination of this offering because the Selling Securityholders may offer some or all of their Class A common stock under the offering contemplated by this prospectus or acquire additional shares of Class A common stock. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such shares of Class A common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Name of Selling Securityholder(1)	Class A Common Stock Beneficially Owned Prior to the Resale(2)	% of Class A Common Stock Beneficially Owned Prior to the Resale	% of Total Voting Power Prior to the Resale(3)	Class A Common Stock Offered for Resale(2)	Class A Common Stock Beneficially Owned After Completion of the Resale	% of Class A Common Stock Beneficially Owned After Completion of the Resale	% of Total Voting Power After Completion of the Resale(2)
Henrik Fisker(4)(5)	8,391,743	2.9%	91.8%	7,920,984	470,759	*	45.1%
Dr. Geeta Gupta(4)(6)	8,432,486	3.0%	*	7,961,727	470,759	*	45.1%
Wendy J. Greuel(7)	13,581	*	*	13,581	—	*	*
Mark E. Hickson(8)	13,581	*		13,581	—	*	*
William R. McDermott(9)	13,581	*	*	13,581	—	*	*
Roderick K. Randall(10)	3,643,783	1.3%	*	241,255	3,402,528	1.2%	*
Nadine I. Watt(11)	380,271	*	*	13,581	366,690	*	*
Burkhard Huhnke(12)	407,433	*	*	407,433	—	*	*
John Finnucan(13)	54,324	*	*	54,324	—	*	*

*	Less than one percent.
(1)	The business address of each of these shareholders is 1888 Rosecrans Avenue, Manhattan Beach, CA 90266.
(2)

The numbers of shares of Class A common stock reflect all shares of Class A common acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of January 4, 2021 or will become exercisable, vested or convertible within 60 days after January 4, 2021.

(3)

Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Each share of Class B common stock is entitled to ten votes per share and each share of Class A common stock is entitled to one vote per share.

(4)	All share numbers exclude 66,177,064 shares of Class B common stock held by Henrik Fisker and 66,177,064 shares of Class B common stock held by Dr. Geeta Gupta.
(5)

Consists of (i) 66,177,064 shares of Class B common stock, (ii) 50% of the 941,518 shares (470,759 shares) of Class A common stock held by HF Holdco, LLC, and (iii) 7,920,984 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days after December 31, 2020. Mr. Fisker, a member of the Board of Directors serves as a Member of HF Holdco, LLC and as such, has shared voting and dispositive power with respect to the shares held by HF Holdco, LLC. and may be deemed to beneficially own the shares of Class A common stock held by HF Holdco, LLC.

(6)

Consists of (i) 66,177,064 shares of Class B common stock, (ii) 50% of the 941,518 shares (470,759 shares) of Class A common stock held by HF Holdco, LLC, and (iii) 7, 961,727 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days after December 31, 2020. Dr. Gupta, a member of the Board of Directors serves as a Member of HF Holdco, LLC and as such, has shared voting and dispositive power with respect to the shares held by HF Holdco, LLC. and may be deemed to beneficially own the shares of Class A common stock held by HF Holdco, LLC.

(7)	Includes 2,264 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days after December 31, 2020.
(8)	Includes 1,981 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days after December 31, 2020.
(9)	Includes 1,415 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days after December 31, 2020.
(10)

Includes (i) 1,829,662 shares of Class A common stock, (ii) 110,605 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days after December 31, 2020, (iii) 1,543,275 shares of Class A common stock held by the Randall Group’s Series Fisker, and (iv) 29,591 shares of Class A common stock held by the Randall Group’s Fisker Series C. Mr. Roderick Randall, a member of the Board of Directors, is the Managing Director of the Randall Group’s Series Fisker and Fisker Series C (the “Randall Group”). As Managing Director of the Randall Group, Mr. Randall has voting and dispositive power with respect to the shares held by the Randall Group and he may be deemed to beneficially own the shares of common stock held by the Randall Group.

(11)

Includes (i) 366,690 shares of Class A common stock held by the Nadine Watt Jameson Family Trust, of which Ms. Watt is the trustee, and (ii) 2,264 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days after December 31, 2020. Ms. Watt is the sole trustee of the Nadine Watt Jameson Family Trust and holds sole voting and dispositive power with respect to the shares held of record by Nadine Watt Jameson Family Trust.

(12)	Includes 13,581 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days after December 31, 2020.
(13)	Includes no shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days after December 31, 2020.

Listing of Common Stock

Our Class A common stock is currently listed on Nasdaq under the symbol “FSR.”

Other Material Relationships with the Selling Securityholders

Employment Relationships

Each of Mr. Fisker and Dr. Gupta provide services to us on an at-will basis and have entered into severance agreements providing for the payment of severance in certain circumstances described in the Closing 8-K, and each of Messrs. Huhnke and Finnucan entered into an employment agreement with Legacy Fisker in connection with their respective appointment. Each of Dr. Gupta and Messrs. Fisker, Huhnke and Finnucan have provided and continue to provide, services to the Company commensurate with their respective role.

Indemnification Agreement and Directors’ and Officers’ Liability Insurance

The Company entered into indemnification agreements with each of the Company’s directors and executive officers as of the Closing. The indemnification agreements and the Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of the person’s services as a director or executive officer. The Company has obtained an insurance policy that insures its directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Lock-Up Agreements

The stockholders of Legacy Fisker have entered into agreements (the “Lock-Up Agreements”) pursuant to which they have agreed, subject to certain customary exceptions, not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any Lock-Up Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) for 180 days after the Closing Date. Thereafter, until the 18 month anniversary of the Closing Date, subject to certain customary exceptions, each of Henrik Fisker and Dr. Geeta Gupta will also agree not to Transfer more than the lesser of (a) such number of Lock-Up Shares resulting in gross proceeds to him or her of $25,000,000 and (b) 10% of the Lock-Up Shares. Thereafter, until the two year anniversary of the Closing Date, subject to certain customary exceptions, each of Henrik Fisker and Dr. Geeta Gupta will also agree not to Transfer more than the number of Lock-Up Shares that, together with any amounts Transferred pursuant to the immediately preceding sentence, would constitute 80% of the Lock-Up Shares.

The Former Sponsor and our former board members agreed not to transfer, assign or sell any Founder Shares held by each of them until one year after the date of the Closing or earlier if, subsequent to the Business Combination, (i) the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of a Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

PLAN OF DISTRIBUTION

The shares of Class A common stock covered by this reoffer prospectus are being registered by the Company for the account of the Selling Securityholders. The shares of Class A common stock offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on Nasdaq or any other stock exchange on which the Class A common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Securityholders or other party selling such shares. Sales of the shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell shares of Class A common stock in compliance with Rule 144. There is no assurance that the Selling Securityholders will sell all or a portion of the Class A common stock offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Class A common stock and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.

Once sold under the registration statement of which this prospectus forms a part, the shares of Class A common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of Class A common stock which are being offered under the Registration Statement of which this prospectus forms a part will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP.

EXPERTS

The financial statements as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, of Fisker Group Inc. (formerly known as Fisker Inc.) incorporated in this Prospectus by reference from the Definitive Proxy Statement on Schedule 14A of Fisker Inc. (formerly known as Spartan Energy Acquisition Corp.) filed on October 5, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the entity’s ability to continue as a going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements as of and for the years ended December 31, 2019 and December 31, 2018 of Spartan Energy Acquisition Corp. incorporated in this Prospectus by reference from the Definitive Proxy Statement on Schedule 14A of Fisker Inc. (formerly known as Spartan Energy Acquisition Corp.) filed on October 5, 2020 have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.fiskerinc.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020;

•

our Current Reports on Form 8-K filed  February 21, 2020,  April  8, 2020, June  26, 2020, July  13, 2020, August  5, 2020, October  15, 2020, October  28, 2020 and November 4, 2020, and on Form 8-K/A filed  November 4, 2020 (excluding “furnished” and not “filed” information); and

•

our Definitive Proxy Statement on Schedule 14A with respect to the business combination filed with the SEC on October 5, 2020 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC);

•

the description of our Class A common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on August 8, 2018, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this prospectus.

For purposes of this prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Fisker Inc.

1888 Rosecrans Avenue

Manhattan Beach, California 90266

(833) 434-7537

16,640,047 Shares of Class A common stock

REOFFER PROSPECTUS

January 4, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020;

•

our Current Reports on Form 8-K filed February  21, 2020, April  8, 2020, June  26, 2020, July  13, 2020, August  5, 2020, October  15, 2020, October  28, 2020 and November 4, 2020, and on Form 8-K/A filed  November 4, 2020 (excluding “furnished” and not “filed” information); and

•

our Definitive Proxy Statement on Schedule 14A with respect to the business combination filed with the SEC on October 5, 2020 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC);

•

the description of our Class A common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on August 8, 2018, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Class A common stock is being passed upon for the Registrant by Orrick, Herrington & Sutcliffe LLP. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement..

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s second amended and restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•

the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections.

The Registrant has directors’ and officers’ liability insurance for securities matters.

These indemnification provisions and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption from Registration Claimed.

The shares being reoffered and resold pursuant to the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering or pursuant to a written compensatory benefit plan..

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Date	Filed Herewith

4.1	Second Amended and Restated Certificate of Incorporation of the Company.	8-K	001-38625	3.1	November 4, 2020

4.2	Amended and Restated By-Laws of the Company.	8-K	001-38625	3.2	November 4, 2020

5.1	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.					X

23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Spartan Energy Acquisition Corp.					X

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.3	Consent of Consent of Orrick, Herrington & Sutcliffe LLP (filed as part of Exhibit 5.1).					X

24.1	Power of Attorney (filed as part of signature page hereto).					X

99.1	Fisker Inc. 2020 Equity Incentive Plan and related forms of award agreements.	8-K	001-38625	10.12	November 4, 2020

99.2	Fisker Inc. 2020 Employee Stock Purchase Plan	8-K	001-38625	10.13	November 4, 2020

99.3	Fisker Inc. 2016 Equity Incentive Plan, as amended, and related form of option agreement.	8-K	001-38625	10.14	November 4, 2020

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manhattan Beach, State of California, on January 4, 2021.

Fisker Inc.

Date: January 4, 2021	By:	/s/ Geeta Gupta
	Name:	Geeta Gupta
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Fisker Inc., a Delaware corporation, do hereby constitute and appoint Henrik Fisker and Dr. Geeta Gupta, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Henrik Fisker Henrik Fisker	President, Chief Executive Officer and Director (Principal Executive Officer)	January 4, 2021

/s/ Dr. Geeta Gupta Dr. Geeta Gupta	Chief Financial Officer and Director (Principal Financial Officer)	January 4, 2021

/s/ John Finnucan John Finnucan	Chief Accounting Officer (Principal Accounting Officer)	January 4, 2021

/s/ Wendy J. Greuel Wendy J. Greuel	Director	January 4, 2021

/s/ Mark E. Hickson Mark E. Hickson	Director	January 4, 2021

/s/ William R. McDermott William R. McDermott	Director	January 4, 2021

/s/ Roderick K. Randall Roderick K. Randall	Director	January 4, 2021

/s/ Nadine I. Watt Nadine I. Watt	Director	January 4, 2021